                                                                     Exhibit 2.3

                               MERGER AGREEMENT

     MERGER AGREEMENT, dated as of March 30, 1999, among (i) Reunion Industries, Inc., a Delaware corporation ("Reunion"), (ii) Stanwich Acquisition Corp. (d/b/a King-Way Material Handling Company), a Delaware corporation ("SAC"), and (iii) Kimball J. Bradley, Richard L. Evans, Charles E. Bradley, Sr. and Stanwich Financial Services Corp. ("SFSC"), a Rhode Island corporation (collectively, the "SAC Shareholders").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Reunion desires to acquire SAC and SAC desires that Reunion acquire SAC, all on the terms and conditions set forth in this Agreement;

     WHEREAS, it is the intention of the parties that the Merger (as defined below) shall: qualify as a tax free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall qualify as a "plan of reorganization" within the meaning of Section 368 of the Code; and

     WHEREAS, the Boards of Directors of SAC and Reunion, at meetings of each of such Boards of Directors (or by unanimous written consent), have approved and adopted this Agreement and have authorized the execution hereof.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and promises hereinafter contained, the parties to this Agreement hereby agree as follows:


                                   ARTICLE 1

                                  THE MERGER
                                  ----------

      1.1  The Merger.
           -----------

      (a) At the Effective Time (as defined in Section 1.1(b)), SAC shall be merged with and into Reunion (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "Delaware GCL"), whereupon the separate existence of SAC shall cease and Reunion shall be the surviving corporation.

      (b) As soon as practicable after satisfaction or waiver of all conditions to the Merger, SAC and Reunion will file a certificate of merger substantially in the form of Exhibit A hereto (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Secretary of State") in accordance with
Section 251(c) of the Delaware GCL and make all other filings or recordings required by the Delaware GCL in connection with the Merger. The Merger shall become effective on such date as the Certificate of Merger is duly filed with the Secretary of State or at such later date as is specified in the Certificate of Merger (the "Effective Time").

      (c) From and after the Effective Time, Reunion shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of SAC as provided in the Delaware GCL.

      1.2. Conversion of Shares. At the Effective Time, by virtue of the Merger
           ---------------------
and without any action on the part of Reunion or SAC:

      (a) The aggregate number of shares of the common stock of SAC, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (the "SAC Common Stock") shall be automatically converted into the right to receive $100,000.

      (b) The aggregate number of shares of Preferred Stock of SAC, par value $.01 per share (the "SAC Preferred Stock"), issued and outstanding immediately prior to the Effective Time, if any, shall be automatically converted into the right to receive preferred stock of Reunion (the "Series B Reunion Preferred") with an aggregate initial redemption value of $5,000,000 (the "Series B Initial Redemption Value"). The Series B Reunion Preferred will be redeemable at any time at the option of Reunion at the Series B Total Redemption Value (as defined below). The Series B Reunion Preferred will accrue a cumulative dividend equal to 15% of the Series B Initial Redemption Value per annum from November 3, 1997 (the "Series B Preferred Dividend"). The Series B Preferred Dividend will be payable as and when the Board of Directors of Reunion determines and shall be senior in right of payment to all other classes of capital stock of Reunion. The Series B Reunion Preferred will not be voting, except as required by law, and will not have any right of conversion into the Reunion Common Stock or any other securities of Reunion. Upon a liquidation of Reunion, the holders of the Series B Reunion Preferred will be entitled to be paid, out of the assets of Reunion available for payment to the holders of Reunion's capital stock, an aggregate amount equal to the Series B Initial Redemption Value plus an amount equal to all accrued but unpaid dividends thereon (the "Series B Total Redemption Value") to the date of final payment after the holders of shares of Series A Preferred Stock of Reunion (the "Series A Reunion Preferred") to be issued in connection with the merger of Chatwins Group, Inc. ("Chatwins") into Reunion shall have been paid in full all amounts due and payable to them upon a liquidation of Reunion as provided in the Certificate of Designations of the Series A Reunion Preferred. In the event of a liquidation of Reunion no payments will be made and no assets will be distributed to the holders of the Reunion Common Stock until the holders of the Series B Reunion Preferred shall have been paid the Series B Total Redemption Value. The Series B Reunion Preferred will have such other preferences, privileges, restrictions and rights as are determined by the Board of Directors of Reunion prior to the Effective Time.

      (c) All shares of SAC Common Stock and SAC Preferred Stock (collectively, the "SAC Capital Stock") shall automatically be cancelled and retired and shall cease to exist and each holder of a certificate representing any such SAC Capital Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive consideration (the "Merger Consideration") consisting of cash and the number of shares of Series B Reunion Preferred specified herein, upon the surrender of such Certificate in accordance with
Section 1.3(a), without interest.

      1.3.  Surrender of Certificates; Payment of Merger Consideration.
            -----------------------------------------------------------

      (a) Surrender of Certificates. At or after the Closing (as defined in
          --------------------------
Section 1.4), upon presentation by the holder thereof to Reunion, duly endorsed, each Certificate shall be cancelled and exchanged and, simultaneously with such cancellation and exchange, (i) in respect of SAC Common Stock a check payable to such shareholder representing $100 per share of SAC Common Stock formerly held by such shareholder, which is the amount of cash into which the SAC Common Stock formerly held by such shareholder shall have been converted in the Merger in accordance with Section 1.2 hereof, and (ii) in respect of SAC Preferred Stock, one share of Series B Reunion Preferred shall be issued by Reunion in exchange for each share of SAC Preferred Stock formerly held by such shareholder in accordance with Section 1.2 hereof. All of the shares of Series B Reunion Preferred issued in the Merger shall be duly authorized, validly issued, fully paid and nonassessable and, at the time of issuance, shall be free and clear of all liens, claims, encumbrances, security interests and rights of redemption (together, "Liens").

      (b) No Further Ownership Rights in SAC Capital Stock. The Merger
          -------------------------------------------------
Consideration issued upon the surrender for exchange of Certificates in accordance with the terms of this Agreement (including cash paid pursuant to Section 1.2) shall be deemed to have been issued (or paid, as the case may be) at the Closing in full satisfaction of all rights pertaining to the SAC Capital Stock represented thereby. From and after the Closing, the stock transfer books of SAC shall be closed and there shall be no further registration of transfers on the stock transfer books of SAC or Reunion of the SAC Capital Stock which was outstanding immediately prior to the Effective Time. If, after the Closing, Certificates are presented to Reunion for any reason, they shall be cancelled and exchanged as provided in this Agreement.

      1.4. Closing. The closing of the transactions contemplated by this
           --------
Agreement (the "Closing") will take place at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219 at 10:00 a.m. on June 29, 1999, or at such other place or time as the parties may mutually agree (the "Closing Date").

      1.5. Further Assurances. At the Closing and thereafter, each party hereto
           -------------------
will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest Reunion with full title to all assets, properties, rights, approvals, immunities and franchises of SAC and to effect the other purposes of this Agreement.


                                  ARTICLE II

                           THE SURVIVING CORPORATION
                           -------------------------

      2.1. Certificate of Incorporation. The Certificate of Incorporation of
           -----------------------------
Reunion, as such Certificate of Incorporation shall be amended as set forth in the Certificate of Merger, shall be the Certificate of Incorporation of the surviving corporation until amended in accordance with applicable law.

      2.2. By-Laws. The By-laws of Reunion in effect at the Effective Time shall
           --------
be the By-laws of the surviving corporation until amended in accordance with applicable law.


     2.3. Officers. The officers of Reunion in office at the Effective Time
          ---------
shall continue in the same offices on behalf of the surviving corporation until their resignation or removal in accordance with the By-laws.

                                  ARTICLE III


                     REPRESENTATIONS AND WARRANTIES OF SAC
                     -------------------------------------

     SAC hereby represents and warrants to Reunion on the date hereof and as of the Effective Time as follows:

      3.1. Organization and Good Standing. SAC is a corporation duly
           -------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. SAC is duly qualified to do business and in good standing in each jurisdiction where the character of property owned or leased by it or the nature of its activities makes such qualification necessary except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a SAC Material Adverse Effect. As used herein, a "SAC Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of SAC or on the ability of SAC to consummate the transactions contemplated by this Agreement.

      3.2. Power and Authority; Execution and Delivery. SAC has all requisite
           --------------------------------------------
corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by all requisite corporate action of SAC. Except for the filing of the Certificate of Merger in accordance with Section 1.1(b), no further corporate actions or approvals on the part of SAC are required under applicable law for the consummation of the Merger. This Agreement has been duly executed and delivered by SAC and constitutes the legal, valid and binding obligation of SAC, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

      3.3. Capitalization and Voting Rights. The authorized capital of SAC
           ---------------------------------
consists entirely of the following, the rights, privileges and preferences of which are as stated in the Certificate of Incorporation of SAC:

           (i) 10,000 shares of Preferred Stock, of which 5,000 shares are issued and outstanding as of the date hereof; and

           (ii) 2,000 shares of SAC Common Stock, of which 1,000 shares are issued and outstanding and no shares are held by SAC as treasury shares.

           (iii) Except as set forth on Schedule 3.3, SAC has no outstanding subscriptions, options, warrants, calls or other agreements or commitments by which SAC is bound in respect of the capital stock of SAC, whether issued or unissued, and no outstanding rights or securities convertible into or exchangeable for any such capital stock, and SAC is not a party or subject to any agreement or understanding, and to SAC's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of SAC.

      3.4. Subsidiaries. SAC does not own or control, directly or indirectly,
           -------------
any interest in any other corporation, association or other business entity.

      3.5. Valid Issuance of Preferred and Common Stock. The outstanding shares
           ---------------------------------------------
of SAC Capital Stock are duly and validly authorized and issued, fully paid and nonassessable.

      3.6. Financial Statements. SAC has previously furnished to Reunion true
           ---------------------
and complete copies of its (i) unaudited financial statements for the year ended December 31, 1998; and (ii) unaudited interim financial statements for the two months ended February 28, 1999. The unaudited financial statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of SAC as of the dates thereof and the results of operations and changes in cash flow of SAC for the periods then ended, subject, in the case of the interim financial statements, to normal year-end adjustments which are neither individually nor in the aggregate expected to be material.

      3.7.  Changes.  Since December 31, 1998, there has not been:
            --------

      (a) any adverse change in the assets, condition (financial or otherwise), affairs, business, operations, properties, or liabilities of SAC from that reflected in the balance sheet as of such date, referred to in Section 3.6 above, except for changes in the ordinary course of business which do not constitute, either individually or in the aggregate, a SAC Material Adverse Effect;

      (b) any material change in the liabilities or obligations of SAC, contingent or otherwise, whether due or to become due, whether by way of guaranty, endorsement, indemnity, warranty or otherwise, except for the incurrence of current liabilities in the ordinary course of business, none of which has had a SAC Material Adverse Effect;

      (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, operations or business of SAC;

      (d) any waiver by SAC of a valuable right or of a material debt owed to it;

      (e) any loans made by SAC other than advances of expenses made in the ordinary course of business;

     (f) any declaration or payment of any dividend or other distribution of the assets of SAC or any direct or indirect redemption, purchase or acquisition of any securities of SAC;

     (g) any incurrence of indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate;

     (h) any sale, exchange or other disposition of any of SAC's assets, other than in the ordinary course of business;

     (i) to the best of SAC's knowledge, any other event or condition of any character which could reasonably be expected to result in a SAC Material Adverse Effect;

     (j) any increase in compensation of any of its existing officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business;

     (k) any resignation or termination of employment of any officer or key employee of SAC; or

     (l)  any agreements to do or enter into any of the foregoing.


     3.8. Governmental Approvals and Filings. Except as set forth on Schedule
          -----------------------------------
3.8 and except for the filing of the Certificate of Merger in accordance with the Delaware GCL, no approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority, is required in order to permit SAC to enter into this Agreement or to consummate the transactions contemplated herein.

     3.9. Litigation. (a) There is no action, suit, proceeding or investigation
          -----------
pending or, to SAC's knowledge, currently threatened in writing against SAC or its property, assets or business which might reasonably be expected to result, either individually or in the aggregate, in a SAC Material Adverse Effect, including without limitation, actions pending or threatened involving the prior employment of any of SAC's employees, their use in connection with SAC's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers; and (b) SAC is not a party or subject to the provisions of any order, writ, injunction, award, judgment or decree of any court, arbitration panel or government agency or instrumentality.

     3.10. Patents and Trademarks. SAC has sufficient title and ownership of all
           -----------------------
patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and without any conflict with or infringement of the rights of others which could reasonably be expected to result in a SAC Material Adverse Effect. Except as set forth in Schedule 3.10, there are no outstanding options, licenses or agreements of any kind relating to any patent or patent application owned by SAC, nor is SAC bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes owned by any other person or entity. SAC has not received any communications or claims alleging that SAC has violated or, by conducting its business as currently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. SAC is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court of administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of SAC or that would conflict with SAC's business as proposed to be conducted. Neither the execution and delivery of this Agreement nor the carrying on of SAC's business by the employees of SAC will, to SAC's knowledge, conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such employees is now obligated.

     3.11. No Conflict. Neither the execution, delivery and performance of this
           ------------
Agreement by SAC, nor the consummation by SAC of the transactions contemplated hereby will (i) conflict with, or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of SAC,
(ii) except for loans from Madeline LLC (the "Cerberus Loan") and SFSC (the "Stanwich Loan"), conflict with, result in a breach or violation of, give rise to a default under or result in the acceleration of performance under any mortgage, lease, agreement, note, bond, indenture, guarantee or any statute, regulation, ordinance, writ, injunction, order, judgment or decree to which SAC may be subject, which conflict, breach, default, violation or acceleration could reasonably be expected to have a SAC Material Adverse Effect, or (iii) give rise to an imposition of any Lien of any nature whatsoever upon any of the assets of SAC.

     3.12. Agreements.
           -----------

     (a) Except in connection with employment arrangements in the ordinary course of business, there are no agreements, understanding or transactions between SAC and any of its officers or directors or any affiliate thereof.

     (b) Except for the Cerberus Loan and the Stanwich Loan, there are no agreements, understanding or transactions to which SAC is a party or by which it is bound which (i) involve obligations (contingent or otherwise) of, or payments to, SAC in excess of $500,000 other than in the ordinary course of business,
(ii) are material to the conduct and operations of SAC's business or properties (including, without limitation, the license of any patent, copyright, trade secret or other proprietary rights to or from SAC), (iii) restrict or adversely affect the development, manufacture or distribution of SAC's products or services, (iv) except as set forth on Schedule 3.12, involve any written employment or consulting arrangement between SAC and any person, or (v) involve any material oral employment or consulting arrangement between SAC and any person.

     (c) SAC, and to SAC's knowledge, each other party thereto has performed or is now performing in all material respects its obligations under, and is not in material default (and would not by the lapse of time or the giving of notice or both be in material default) under, or in breach or violation of, nor has SAC received notice of any asserted claim of a default by

SAC under, or a breach or violation by SAC of, any of the material agreements to which it is a party.

     3.13. Title to Property and Assets. Except as set forth on Schedule 3.13,
           -----------------------------
SAC has good title to its property and assets free and clear of all Liens, except Liens granted in connection with the Cerberus Loan and the Stanwich Loan and such Liens which do not materially impair SAC's ownership or use of such property or assets. With respect to the property and assets it leases, SAC is in substantial compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any Liens other than those granted in connection with the Cerberus Loan. All of SAC's properties and assets are, in all material respects, in good operating condition, subject to normal wear and tear.

     3.14. Labor Agreements and Actions; Employee Benefits. SAC is not bound by
           ------------------------------------------------
or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and within the last two (2) years no labor union has requested or, to the knowledge of SAC, has sought to represent any of the employees, representatives, or agents of SAC; there is no strike or other labor dispute involving SAC pending or, to the knowledge of SAC, threatened, which could reasonably be expected to have a SAC Material Adverse Effect, nor is SAC aware of any labor organization activity involving its employees. Except as noted in Schedule 3.14 hereto, SAC does not have any employee benefit plans presently in force with respect to profit-sharing or pensions.

     3.15. Tax Matters. SAC (i) has timely filed all tax returns that are
           ------------
required to have been filed by it with all appropriate governmental agencies (and all such returns are true and correct and fairly reflect in all material respects its operations for tax purposes); and (ii) has timely paid all taxes owed or assessed against it (other than taxes the validity of which are being contested in good faith by appropriate proceedings). The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the reserves reflected in the financial statements described in
Section 3.6 and, to SAC's knowledge, there are no material unresolved questions or claims concerning SAC's tax liability. SAC's federal income tax returns have not been reviewed or audited by any taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to SAC, would result in the assertion by any taxing authority of any valid material tax deficiency.

     3.16. Minute Books. The minute books of SAC contain a complete and accurate
           -------------
record of all meetings of directors and stockholders since the date of incorporation and all actions by written consent.

     3.17. Insurance. SAC keeps its properties adequately insured and maintains
           ----------
(i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workers' compensation insurance in the amount required by applicable law, (iii) product liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by them, and (iv) such other insurance as may be required by law.

     3.18. Year 2000. SAC has reviewed, is reviewing or will review, the areas
           ----------
within its business and operations which could be materially adversely affected by, and has developed, or is developing or will develop a program to address on a timely basis, the risk that certain computer applications used by SAC may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem is not reasonably expected to have a SAC Material Adverse Effect.

     3.19. Suppliers and Customers. SAC has no reason to believe that any of
           ------------------------
SAC's ten largest suppliers or customers by volume will cease to do business with SAC as a result of the execution of this Agreement or the consummation of the transactions contemplated hereunder.


     3.20. Permits, Licenses, Authorizations; Compliance with Laws. SAC has all
           --------------------------------------------------------
licenses, franchises, certificates of occupancy, permits and other governmental authorizations which are material and necessary to conduct its business, and SAC is not in violation in any material respect of any such license, franchise, certificate of occupancy, permit or other governmental authorization, or any statute, law, ordinance, rule regulation, judgment, order or decree applicable to it or any of its properties.

     3.21. Broker's or Finder's Fees. Neither SAC nor any of its affiliates has
           --------------------------
authorized any person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such person to any investment banking, brokerage, finder's or similar fee from SAC in connection with the transactions contemplated by this Agreement.

     3.22. Disclosure. Neither this Agreement nor any document or information
           -----------
furnished to Reunion by SAC pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of SAC contained herein or therein not misleading.


                                  ARTICLE IV


                   REPRESENTATIONS AND WARRANTIES OF REUNION
                   -----------------------------------------

     Reunion represents and warrants to SAC as of the date hereof and as at the Effective Time as follows (it being understood that for purposes of this Section 4, Reunion shall include each of its subsidiaries):

     4.1. Organization and Good Standing. Reunion is a corporation duly
          -------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Reunion is duly qualified to do business and in good standing in each jurisdiction where the character of property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Reunion Material Adverse Effect. As used herein, the term "Reunion Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Reunion and its subsidiaries, taken as a whole, or on the ability of Reunion to consummate the transactions contemplated by this Agreement.

     4.2. Power and Authority; Execution and Delivery. Reunion has all requisite
          --------------------------------------------
corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by all requisite corporate action of Reunion. Except for the filing of the Certificate of Merger in accordance with Section 1.1(b), no further corporate actions or approvals on the part of Reunion are required under applicable law for the consummation of the Merger. This Agreement has been duly executed and delivered by Reunion and constitutes the legal, valid and binding obligation of Reunion, enforceable against Reunion in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

     4.3. Governmental Approvals and Filings. Except as set forth on Schedule
          -----------------------------------
4.3 and except for the filing of the Certificate of Merger in accordance with the Delaware GCL, no approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority, is required in order to permit Reunion to enter into this Agreement or to consummate the transactions contemplated herein.

     4.4. No Conflict. Except as set forth in Schedule 4.4, neither the
          ------------
execution, delivery and performance of this Agreement by Reunion, nor the consummation by Reunion of the transactions contemplated hereby will (i) conflict with, or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of Reunion, (ii) conflict with, result in a breach or violation of, give rise to a default under or result in the acceleration of performance under any mortgage, lease, agreement, note, bond, indenture, guarantees or any statute, regulation, ordinance, writ, injunction, order, judgment or decree to which Reunion may be subject, which conflict, breach, default, violation or acceleration would have a Reunion Material Adverse Effect, or (iii) give rise to an imposition of any Lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of Reunion.


     4.5. Merger Consideration. When issued, the shares of Series B Reunion
          ---------------------
Preferred to be issued in the Merger will be duly authorized, validly issued, fully-paid and nonassessable and free and clear of all Liens and preemptive rights. The certificates or instruments representing such shares will be in due and proper form.

     4.6. Reports and Financial Statements. Reunion has previously furnished to
          ---------------------------------
SAC true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1998 substantially in the form to be filed with the SEC and Current Reports on Form 8-K as filed with the SEC since December 31, 1998. Reunion will provide SAC a true and complete copy of each Quarterly Report on Form 10-K promptly after filing such report with the SEC. As of their respective dates, Reunion's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8K referred to above did not, and will not, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements included in such reports or other filings have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Reunion and its subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flow of Reunion and its subsidiaries for the periods then ended, subject in the case of unaudited interim financial statements, to normal year-end adjustments which are neither individually nor in the aggregate expected to be material.

     4.7. Absence of Material Adverse Change. Except as set forth in the reports
          -----------------------------------
listed in Section 4.6, since December 31, 1998 there has not been any Reunion Material Adverse Effect.

     4.8. Capitalization of Reunion. Reunion's authorized capital stock consists
          --------------------------
of (i) 20,000,000 shares of Reunion Common Stock of which 3,900,065 are outstanding on the date hereof, and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share, of which none are outstanding on the date hereof. All of the issued and outstanding shares of capital stock of Reunion are duly authorized and validly issued, fully-paid and nonassessable.


     4.9.  Certificate of Incorporation and By-laws.
           -----------------------------------------

     (a) Reunion has delivered to SAC copies of its Certificate of Incorporation and all amendments thereto, which copies are complete and correct. Reunion is not in default under, or in violation of, any provisions of its Certificate of Incorporation. Reunion's Certificate of Incorporation has not been amended since December 31, 1998 and, except as contemplated by this Agreement, no action has been taken for the purpose of effecting any amendment thereto.

     (b) Reunion has delivered to SAC copies of its By-laws and all amendments thereto, which copies are complete and correct. Reunion is not in default under, or in violation of, any provision of its By-Laws. Reunion's By-laws have not been amended since the date of certification thereof and no action has been taken for the purpose of effecting any amendment thereto.

     4.10. Legal Proceedings. Except as set forth in the reports referred in
           ------------------
Section 4.6 (i) there are no suits, actions, claims, proceedings (including, without limitation, arbitration or administrative proceedings) or investigations pending or to the knowledge of Reunion threatened in writing against Reunion or its property, assets or business which could reasonably be expected, individually or in the aggregate, to have a Reunion Material Adverse Effect; and
(ii) Reunion is not a party or subject to the provisions of any judgment, order, injunction, decree or award of any court, arbitration panel or government agency or instrumentality.

     4.11.  Permits, Licenses, Authorizations; Compliance with Laws.
            --------------------------------------------------------
Reunion has all licenses, franchises, certificates of occupancy, permits and other governmental authorizations which are material and necessary to conduct its business, and Reunion is not in violation in any material respect of any such license, franchise, certificate of occupancy, permit or other governmental authorization, or any statute, law, ordinance, rule regulation, judgment, order or decree applicable to it or any of its properties.

     4.12. Broker's or Finder's Fees. Neither Reunion nor any of its affiliates
           --------------------------
has authorized any person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such person to any investment banking, brokerage, finder's or similar fee from Reunion in connection with the transactions contemplated by this Agreement.

     4.13. Disclosure. Neither this Agreement nor any document or information
           -----------
furnished to SAC by Reunion pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of Reunion contained herein or therein not misleading.


                                   ARTICLE V


           REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS
           --------------------------------------------------------

     Each of the SAC Shareholders hereby severally, but not jointly, represents and warrants to Reunion with respect to itself as follows:

     5.1. Capacity and Authority. Such SAC Shareholder has full legal capacity
          -----------------------
and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such SAC Shareholder and constitutes the legal, valid and binding obligation of such SAC Shareholder, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

     5.2. Government Approvals and Filings. No approval, authorization, consent,
          ---------------------------------
license, clearance or order of, declaration, or notification to, or filing, registration or compliance with any governmental or regulatory authority is required to permit such SAC Shareholder to enter into this Agreement or to consummate the transactions contemplated herein.


                                  ARTICLE VI

                   COVENANTS OF SAC AND THE SAC SHAREHOLDERS
                   -----------------------------------------

     SAC and the SAC Shareholders (but, as to the SAC Shareholders, only with respect to Section 6.3) covenant and agree that:


     6.1. Regular Course of Business. Except as otherwise consented to in
          ---------------------------
writing by Reunion, prior to the Closing SAC will carry on its businesses only in the ordinary course and substantially in accordance with past practices, and SAC will use commercially reasonable efforts to preserve its present business organization intact and keep available the services of its present executive officers.

     6.2. Restricted Activities and Transactions. Except as otherwise consented
          ---------------------------------------
to in writing by Reunion or contemplated by this Agreement or as resulting from the consummation of the transactions contemplated by this Agreement, prior to the Closing SAC will not:

     (a)  amend its Certificate of Incorporation or By-laws;

     (b) except in the ordinary course of business and substantially in accordance with past practices, (i) borrow or agree to borrow any funds or mortgage or pledge any of its assets, tangible or intangible, (ii) voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any material obligation or liability (absolute or contingent), (iii) cancel or agree to cancel any material debts or claims, or (iv) lease, sell, transfer or encumber, agree to lease, sell, transfer or encumber, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights;

     (c) except as set forth on the Schedules hereto, (i) grant any increase in compensation or benefits, or (ii) make, pay or accrue any bonuses, pension, profit sharing or similar payment to any director, officer or employee of SAC other than payment of 1998 performance bonuses accrued as of December 31, 1998;

     (d) acquire control or ownership of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or merge, consolidate or otherwise combine with any other corporation or enter into any agreement providing for any of the foregoing;

     (e) except as set forth on the Schedules hereto or in the ordinary course of business consistent with past practice, hire any additional professional personnel or make any change in the responsibilities or office of any officer of SAC;

     (f) except as set forth on the Schedules hereto or in the ordinary course of business consistent with past practice, enter into any material contract or agreement or materially modify any existing material agreement;

     (g) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock, or retire or redeem any of such capital stock, or take any action which would have an effect equivalent to any of the foregoing; or

     (h)  agree or commit to do any of the foregoing.

      6.3. Consent to Merger Agreement.
           ----------------------------

     (a) Each SAC Shareholder, in accordance with Section 228 of the Delaware GCL, hereby irrevocably approves the form, terms, and provisions of this Agreement, and hereby irrevocably consents to and authorizes SAC (or any officer designated by the Board of Directors of SAC) to enter into the Merger Agreement and to perform its obligations thereunder.

     (b) Each of the SAC Shareholders hereby waives all rights available to it under the Delaware GCL to demand Appraisal of its shares of SAC Capital Stock.

     6.4. Consents, Approvals and Filings. SAC will use its best efforts to
          --------------------------------
obtain on or before the Closing all necessary approvals, authorizations, registrations, consents, licenses, clearances or orders of governmental and regulatory authorities referred to in Section 3.8.

     6.5. Access to Books, Records and Other Information. SAC will afford to
          -----------------------------------------------
Reunion and its accountants, attorneys and agents such information as Reunion may reasonably request (including such copies of documents as Reunion may reasonably request) and reasonable access to the books and records of SAC.

                                  ARTICLE VII


                             COVENANTS OF REUNION
                             --------------------

     Reunion covenants and agrees that:

     7.1. Regular Course of Business. Except as otherwise consented to in
          ---------------------------
writing by SAC, prior to the Closing Reunion will carry on its businesses only in the ordinary course and substantially in accordance with past practices, and Reunion will use commercially reasonable efforts to preserve its present business organization intact and keep available the services of its present executive officers.

     7.2. Restricted Activities and Transactions. Except as otherwise consented
          ---------------------------------------
to in writing by SAC or contemplated by this Agreement or as resulting from the consummation of the transactions contemplated by this Agreement, prior to the Closing Reunion will not:

     (a)  amend its Certificate of Incorporation or By-laws;

     (b) except in the ordinary course of business and substantially in accordance with past practices or as contemplated by this Agreement among (i) borrow or agree to borrow any funds or mortgage or pledge any of its assets, tangible or intangible, (ii) voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any material obligation or liability (absolute or contingent), (iii) cancel or agree to cancel any material debts or claims, or (iv) lease, sell, transfer or encumber, agree to lease, sell, transfer or encumber, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights;

     (c) acquire control or ownership of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or merge, consolidate or otherwise combine with any other corporation or enter into any agreement providing for any of the foregoing; provided that Reunion, or one of its subsidiaries, may enter into a merger or other acquisition agreement with each of Chatwins and NPS Acquisition Corp. (collectively, the "Acquisitions").

     (d) issue or sell any shares of its capital stock or issue or award any options, warrants or other rights with respect to its capital stock, except in connection with the Acquisitions; or agree or commit to do any of the foregoing.

     (e)  Consents, Approvals and Filings.

     7.3. Consents, Approvals and Filings. Reunion will use its best efforts to
          --------------------------------
obtain on or before the Closing all necessary approvals, authorizations, registrations, consents, licenses, clearances or orders of governmental and regulatory authorities referred to in Section 4.3.


     7.4. Access to Books, Records and Other Information. Reunion will afford to
          -----------------------------------------------
SAC and its accountants, attorneys and agents such information as SAC may reasonably request (including such copies of documents as SAC may reasonably request) and reasonable access to the books and records of Reunion.


                                 ARTICLE VIII


                               MUTUAL COVENANTS
                               ----------------


     8.1. Payment of Expenses. Except as otherwise specifically provided
          --------------------
elsewhere herein, each party to this Agreement shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated by this Agreement.

     8.2. Public Announcements. Reunion and SAC shall to the maximum extent
          ---------------------
feasible advise and confer with each other prior to the issuance of any reports, public statements or releases pertaining to this Agreement or any transaction contemplated hereby.

     8.3. No Shop. From the date hereof until the Effective Time, except in
          --------
connection with the Acquisitions and as otherwise required to comply with applicable law, Reunion and SAC shall not and shall not permit any officer, director or other agent of Reunion or SAC, directly or indirectly, to take any action to seek, initiate, negotiate or encourage or enter into or participate in any discussions regarding, any offer from any third party to acquire any shares of capital stock of such third party, or to sell to such third party any shares of capital stock of either Reunion or SAC, to merge or consolidate with Reunion or SAC, or to otherwise acquire any significant portion of the assets of Reunion or SAC or to acquire any significant portion of the assets of such third party.

                                  ARTICLE IX


                     CONDITIONS TO OBLIGATIONS OF REUNION
                     ------------------------------------

     The obligation of Reunion to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, on or prior to the Closing, of the following conditions:

     9.1. Representations and Warranties True at the Closing. The
          ---------------------------------------------------
representations and warranties of SAC contained in this Agreement shall be true and correct in all material respects, except to the extent such representations were made as of a specific date other than the date hereof.

     9.2. Performance of Covenants. SAC shall have performed in all material
          -------------------------
respects all covenants required to be performed by it under this Agreement prior to the Closing.

     9.3. Opinion of Counsel. SAC shall have delivered to Reunion an opinion,
          -------------------
dated the Closing Date and addressed to Reunion, of Richards & O'Neil, LLP in form and substance reasonably satisfactory to Reunion and its counsel.

     9.4. No Governmental or Other Proceeding. No order of any court or
          ------------------------------------
administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in any material respect the Merger.

     9.5. No Material Adverse Change. There shall not have been since the date
          ---------------------------
hereof any occurrence which could reasonably be expected to have a SAC Material Adverse Effect.

     9.6. Certificate of SAC. SAC shall have furnished Reunion with a
          -------------------
Certificate of SAC signed by its principal executive officer to the effect that the representations and warranties of SAC contained in this Agreement are true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on such date (except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date) and that SAC has performed or complied in all material respects with all terms, covenants and provisions of this Agreement required to be performed or complied with by it prior to or at the Closing.

     9.7. Certificate of Merger. SAC shall have executed and delivered to
          ----------------------
Reunion the Certificate of Merger to be filed with the Secretary of State in connection with the Merger.

     9.8. Merger with CGI. Reunion shall have consummated its merger with
          ----------------
Chatwins.

     9.9. Refinancing. Reunion shall have an enforceable agreement or agreements
          ------------
with one or more lenders to consummate and/or continue one or more credit facilities, the proceeds of which will be sufficient to redeem the $50,000,000 principal amount Senior Notes of Chatwins due 2003 (the "Senior Notes") and to provide adequate working capital resources to

Reunion after the Merger, and all conditions precedent to the amendment and/or funding of such credit facilities shall have been satisfied other than the consummation of the Merger.


                                   ARTICLE X


                       CONDITIONS TO OBLIGATIONS OF SAC
                       --------------------------------

     The obligations of SAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, on or prior to the Closing, of the following conditions:

     10.1. Representations and Warranties True at the Closing Date. The
           --------------------------------------------------------
representations and warranties of Reunion contained in this Agreement shall be true and correct in all material respects, except for representations and warranties which were made as of a specified date other than the date hereof.

     10.2. Performance of Covenants. Reunion shall have performed in all
           -------------------------
material respects all covenants required to be performed by it under this Agreement prior to the Closing.

     10.3. Opinion of Counsel. Reunion shall have delivered to SAC an opinion,
           -------------------
dated the Closing Date and addressed to SAC, of Buchanan Ingersoll Professional Corporation, in form and substance reasonably satisfactory to SAC and its counsel.

     10.4. Other Approvals and Consents. All required approvals and
           -----------------------------
authorizations of governmental and regulatory authorities shall have been obtained.


     10.5. No Governmental or Other Proceeding.  No order of any court or
           ------------------------------------
administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in any material respect the Merger.

     10.6. Certificate of Reunion. Reunion shall have furnished SAC with a
           -----------------------
Certificate of Reunion signed by its respective President or any Vice President to the effect that, except for changes thereto agreed to in writing by SAC, the representations and warranties of Reunion contained in this Agreement are true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on such date (except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing) and that Reunion has performed or complied in all material respects with all terms, covenants and provisions of this Agreement required to be performed or complied with by it prior to or at the Closing.

     10.7. Certificate of Merger. Reunion shall have executed and delivered to
           ----------------------
SAC the Certificate of Merger to be filed with the Secretary of State in connection with the Merger.

     10.8. No Material Adverse Change. There shall not have been since the date
           ---------------------------
hereof any occurrence which could reasonably be expected to have a Reunion Material Adverse Effect.

     10.9. No Breaches. There shall not exist on the Closing Date any covenant
           ------------
in any loan or other agreement between SAC and any party that would be breached by the consummation of the transactions contemplated by this Agreement.

     10.10. Refinancing. Reunion shall have an enforceable agreement or
            ------------
agreements with one or more lenders to consummate and/or continue one or more credit facilities, the proceeds of which will be sufficient to redeem the Senior Notes, and to provide adequate working capital resources to Reunion after the Merger, and all conditions precedent to the amendment and/or funding of such credit facilities shall have been satisfied other than the consummation of the Merger.

     10.11. Reunion Preferred. The Board of Directors of Reunion shall have
            ------------------
approved and Reunion shall have filed with the Secretary of State and delivered to SAC, a Certificate of Designations with respect to the Series B Reunion Preferred having the terms described in Section 1.2(b) hereof.

     10.12. Merger with CGI. Reunion shall have consummated its merger with
            ----------------
Chatwins.

                                  ARTICLE XI


                                  TERMINATION
                                  -----------


     11.1. Termination. This Agreement may be terminated (i) by the mutual
           ------------
consent of Reunion and SAC; (ii) by Reunion or SAC at any time after 120 days after the date hereof if for any reason the Merger shall not by such date have been consummated and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party; (iii) by Reunion if there has been a misrepresentation or breach on the part of SAC in the representations, warranties and covenants of SAC set forth herein which, if curable, has not been cured within 10 days of notice thereof by Reunion and which breach, if not cured, would cause a failure of the conditions set forth in Sections 9.1 or 9.2;
(iv) by SAC if there has been a misrepresentation or breach on the part of Reunion in the representations, warranties and covenants of Reunion set forth herein which, if curable, has not been cured within 10 days of notice thereof by SAC and which breach, if not cured, would cause a failure of the conditions set forth in Sections 10.1 or 10.2; and (v) by Reunion or SAC if any court or administrative agency of competent jurisdiction shall have issued an order which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise effect in any material respect the Merger and such order shall have become final and nonappealable.

     11.2. Effect of Termination. If this Agreement is validly terminated by
           ----------------------
Reunion or SAC pursuant to Section 11.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of Reunion or SAC (or any of their respective representatives or affiliates), except (i) that the provisions of Sections 8.1 and 8.2 will continue to apply following any such termination and (ii) that nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement.

     11.3.  Termination after Shareholder Vote.  At any time prior to the
            ----------------------------------
Effective Time this Agreement may be terminated by the Board of Directors of Reunion or SAC pursuant to Section 11.1 hereof notwithstanding the prior approval of this Agreement and the Merger by their respective stockholders.


                                  ARTICLE XII

                                INDEMNIFICATION
                                ---------------

     12.1.  Indemnification.
            ---------------

     (a) Reunion shall indemnify and hold harmless SAC, each of its directors and officers, and each person or entity, if any, who controls SAC within the meaning of the Securities Act against all losses, claims, damages or liabilities, joint or several, to which SAC or any such director, officer or controlling person may become subject (i) which arise out of or are caused by any breach by Reunion of any representation or warranty of Reunion contained in this Agreement or any related agreement, or (ii) which arise out of or are caused by any breach or other failure to perform any covenant, agreement or other obligation of Reunion contained in this Agreement or any related agreement; and Reunion shall reimburse SAC or any such director, officer or controlling person for any reasonable legal or other expenses in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Reunion shall not be required to indemnify and hold
--------
harmless or reimburse SAC to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any document made in reliance upon and in conformity with written information furnished to Reunion by or on behalf of SAC for use in the preparation of such documents.

     (b) SAC shall indemnify and hold harmless Reunion, each of its directors and officers, and each person or entity, if any, who controls Reunion within the meaning of the Securities Act against all losses, claims, damages or liabilities to which Reunion or any such director or officer or controlling person may become subject (i) which arise out of or are caused by any breach by SAC of any representation or warranty of SAC contained in this Agreement or any related agreement or (ii) which arise out of or are caused by any breach or other failure to perform any covenant, agreement or other obligation of SAC contained in this Agreement or any related agreement; and SAC shall reimburse Reunion for any reasonable legal or other expenses reasonably incurred by Reunion or any such director or officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that SAC shall not be
                                    --------
required to indemnify and hold harmless or reimburse Reunion to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any document made in reliance upon and in conformity with written information furnished to SAC by or on behalf of Reunion for use in the preparation of such documents.

     (c)    Promptly after receipt by a party who is, under paragraphs (a) or
(b) of this Section 12.1 an indemnified party, of notice of the commencement of any action with respect to which indemnification may be sought under this
Section 12.1, such indemnified party shall notify the indemnifying party. Such notice shall be a condition precedent to any liability of the indemnifying party for indemnification contained in this
Section 12.1; provided, however, that the rights of the indemnified party to indemnification or compensation hereunder will only be affected by its failure to give prompt notice to the indemnifying party of the commencement of such action if and to the extent that such failure prejudices the indemnifying party in the defense of such action. In case any such action is being brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to assume and control the defense of the action at its expense and if the indemnifying party gives notice to such indemnified party of its election to assume and control the defense, the indemnifying party will not be liable to such indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense or investigation of the action, so long as and to the extent that the indemnifying party continues to diligently defend the indemnified party.


     (d) No action for indemnity under this Article XII may be brought or maintained by either party after the Effective Time.


                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     13.1 Notices, Etc. All notices, requests, demands, and other communications
          -------------
hereunder shall be in writing and shall be deemed to have been duly given, when delivered in person, telegraphed, or when mailed by certified or registered mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:


     (a) If to SAC:

         Stanwich Acquisition Corp.
         One Stamford Landing,
         62 Southfield Avenue
         Stamford, Connecticut 06902
         Telephone: 203-325-0551
         Facsimile: 203-967-3923
         Attention: President
              with a copy to:

              Richards & O'Neil, LLP
              885 Third Avenue
              New York, New York 10022-4873
              Telephone: 212-207-1200
              Facsimile: 212-750-9022
              Attention: Brian D. Beglin, Esq.

         (b)  If to Reunion:

              Reunion Industries, Inc.
              One Stamford Landing,
              62 Southfield Avenue
              Stamford, Connecticut 06902
              Telephone: 203-324-8858
              Facsimile: 203-967-3923
              Attention: President

         (c)  with a copy to:

              Buchanan Ingersoll Professional Corporation
              One Oxford Centre, 301 Grant Street, 20th Floor
              Pittsburgh, Pennsylvania 15219
              Telephone: 412-562-8800
              Facsimile: 412-562-1041
              Attention: Herbert B. Conner, Esq.

or such other person as the person entitled to notice shall designate in writing, such writing to be delivered to the other parties hereto in the manner provided in this Section 13.1.

         13.2.  Survival of Representations and Warranties.  The representations
                ------------------------------------------
and warranties contained herein and in any certificate delivered pursuant hereto shall not survive the Closing Date and the consummation of any or all of the transactions contemplated hereby.

         13.3   Entire Agreement; Amendment.  This Agreement (including the
                ----------------------------
various Schedules hereto) sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by Reunion and SAC. The Boards of Directors of Reunion and SAC may amend this Merger Agreement at any time prior to the time that this Merger Agreement (or a certificate in lieu thereof) filed with the Secretary of State of Delaware becomes effective in accordance with Section 103 of the Delaware GCL, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders of Reunion and SAC shall not (1) change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of SAC (2) alter or change any term of the Certificate of Incorporation of Reunion to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of Reunion or SAC.

     13.4.  Individual Provisions.  If any provision of this Agreement is held
            ---------------------
to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid and unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the legal, invalid or unenforceable provision, and (iv) there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     13.5.  General.  This Agreement: (i) shall be governed by and construed and
            -------
enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof; (ii) shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and permitted assigns, nothing in this Agreement, expressed or implied, being intended to confer upon any other person any rights or remedies hereunder; (iii) may not be assigned by a party without the prior written consent of the other parties; and (iv) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Section, Schedule and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.




                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.


                                        REUNION INDUSTRIES, INC.




                                        By: /s/ Richard L. Evans
                                            _______________________________
                                            Name:  Richard L. Evans
                                            Title: Executive Vice President


                                        STANWICH ACQUISITION CORP.



                                        By: /s/ Charles E. Bradley, Sr.
                                            _______________________________
                                            Name:  Charles E. Bradley, Sr.
                                            Title:


                                        SAC SHAREHOLDERS
                                        ----------------


                                        /s/ Kimball J. Bradley
                                        ___________________________________
                                        Kimball J. Bradley


                                        /s/ Richard L. Evans
                                        ___________________________________
                                        Richard L. Evans


                                        /s/ Charles E. Bradley
                                        ___________________________________
                                        Charles E. Bradley




                                        STANWICH FINANCIAL SERVICES CORP.



                                        By: /s/ Richard L. Evans
                                            _______________________________
                                            Name:  Richard L. Evans
                                            Title: Vice President





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